UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2015

Global Indemnity plc

(Exact name of registrant as specified in its charter)

Ireland	001-34809	98-0664891
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25/28 North Wall Quay Dublin 1 Ireland		None
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +(353) (0) 1 618 0517

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information required by this Item 1.01 as it relates to the Indenture (as defined below) is set forth under Item 8.01 below and is hereby incorporated by reference in response to this Item.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 8.01 below and is hereby incorporated by reference in response to this Item.

Item 8.01	Other Events.

On August 12, 2015, Global Indemnity plc (the “Company”) completed its previously announced sale of $100 million aggregate principal amount of its 7.75% Subordinated Notes due 2045 (the “Firm Notes”) to the several underwriters named in Schedule II (the “Underwriters”) to the Underwriting Agreement, dated August 5, 2015 (the “Underwriting Agreement”), by and between the Company and Morgan Stanley & Co. LLC and UBS Securities LLC, as managers for the Underwriters.

Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional $15 million aggregate principal amount of its 7.75% Subordinated Notes due 2045 (together with the Firm Notes, the “Notes”), solely to cover over-allotments, if any. The Notes have been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-205451) (the “Registration Statement”) previously filed with the Securities and Exchange Commission under the Act. The Firm Notes were issued pursuant to the Indenture described below.

Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, various financial advisory and investment banking services and other commercial dealings in the ordinary course of business with the Company or its affiliates, for which they have received, or may in the future receive, customary fees and commissions.

Officers’ Certificate

The Company issued the Firm Notes under an Indenture, dated as of August 12, 2015 (the “Base Indenture”), by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented with respect to the Notes by an Officers’ Certificate dated as of August 12, 2015 (the “Officers’ Certificate” and, together with the Base Indenture, the “Indenture”), by and between the Company and the Trustee.

The Notes bear interest at an annual rate equal to 7.75%, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing November 15, 2015. The Notes mature on August 15, 2045. The Company has the right to redeem the Notes in $25 increments, in whole or in part, on August 15, 2020, or on any interest payment date thereafter, at a redemption price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to, but not including, the date of redemption. The Firm Notes were issued in minimum denominations of $25 and integral multiples thereof.

The Notes are the Company’s subordinated unsecured obligations and rank (i) senior to our existing and future capital stock, (ii) senior in right of payment to any existing and future junior subordinated debt, (iii) equally in right of payment with any unsecured, subordinated debt that the Company incurs in the future that ranks equally with the Notes, and (iv) subordinate in right of payment to any of the Company’s existing and future senior debt. In addition, the Notes are structurally subordinated to all existing and future indebtedness, liabilities and other obligations of the Company’s subsidiaries, including the Company’s margin borrowing facilities.

The foregoing descriptions of the Underwriting Agreement, the Base Indenture and the Officers’ Certificate do not purport to be complete and are qualified in their entirety by reference to the full text of such documents. For a complete description of the terms and conditions of the Underwriting Agreement, the Base Indenture and the Officers’ Certificate, please refer to the Underwriting Agreement, the Base Indenture and the Officers’ Certificate, each of which is incorporated herein by reference and attached to this

Current Report on Form 8-K as Exhibits 1.1, 4.1 and 4.2, respectively. The computation of the Company’s ratio of earnings to fixed charges is filed as Exhibit 12.1 hereto, and is incorporated by reference into the Registration Statement.

Item 9.01	Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 5, 2015, by and among Global Indemnity plc and Morgan Stanley & Co. LLC and UBS Securities LLC, as managers for the several underwriters named therein

4.1	Indenture, dated as of August 12, 2015, by and between the Company and Wells Fargo Bank, National Association, as trustee

4.2	Officers’ Certificate, dated as of August 12, 2015

4.3	Form of 7.75% Subordinated Notes due 2045 (incorporated by reference to Annex A-1 to Exhibit 4.2)

5.1	Opinion of A&L Goodbody

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of A&L Goodbody (included in Exhibit 5.1)

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDEMNITY PLC

Date: August 12, 2015	By:	/s/ Thomas M. McGeehan
	Name:	Thomas M. McGeehan
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 5, 2015, by and among Global Indemnity plc and Morgan Stanley & Co. LLC and UBS Securities LLC, as managers for the several underwriters named therein

4.1	Indenture, dated as of August 12, 2015, by and between the Company and Wells Fargo Bank, National Association, as trustee

4.2	Officers’ Certificate, dated as of August 12, 2015

4.3	Form of 7.75% Subordinated Notes due 2045 (incorporated by reference to Annex A-1 to Exhibit 4.2)

5.1	Opinion of A&L Goodbody

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

12.1	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of A&L Goodbody (included in Exhibit 5.1)

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)